Exhibit 99.1

NexTier Announces Fourth Quarter 2020 Financial and Operational Results

HOUSTON, Texas (February 15, 2021) - NexTier Oilfield Solutions Inc. (NYSE: NEX) (“NexTier” or the “Company”) today reported fourth quarter 2020 financial and operational results.
Fourth Quarter 2020 Results and Recent Highlights
•Generated total revenue of $215.1 million in Q4 2020, reflecting an increase of 31% compared to Q3 2020
•Reported fracturing and integrated wireline revenue of $186.0 million in Q4 2020, reflecting an increase of 32% compared Q3 2020
•Reported net loss of $60.2 million in Q4 2020, compared to net loss of $102.4 million in Q3 2020
•Reported SG&A of $23.7 million in Q4 2020, reflecting a decrease of 7% versus Q3 2020 and 58% versus Q1 2020
•Reported Adjusted SG&A(1) of $20.6 million in Q4 2020, reflecting an increase of 4% versus Q3 2020 and a decrease of 57% versus Q1 2020
•Reported Adjusted EBITDA(1) of $7.7 million in Q4 2020, compared to $(2.4) million in Q3 2020
•Averaged 17 deployed and 14 fully-utilized fleets in Q4 2020 vs. 13 deployed and 11 fully-utilized fleets in Q3 2020
•Exited Q4 2020 with total liquidity of $349.5 million, including $276.0 million of cash; no term loan maturities through 2025

Management Commentary

“The fourth quarter capped off a year in which our team exhibited tremendous perseverance despite unprecedented market challenges,” said Robert Drummond, President and Chief Executive Officer of NexTier. “Throughout 2020, we advanced our strategy and better positioned NexTier for long-term success, including integrating our merger of equals, divesting of a major operating segment, and progressing our Low Cost, Low Carbon strategy.”
Mr. Drummond continued, “NexTier enters 2021 with renewed enthusiasm around our commitment to provide ESG leadership across U.S. land unconventional shale completions, providing customers with practical options for responsible operations. We are proud to be a leader in reducing carbon emissions, and we continue to invest in cost-effective natural gas-powered equipment and develop other ESG focused technologies. Driven by our proprietary digital NexHub platform, we continue to differentiate NexTier as a leader in well completions by delivering improved efficiencies, reduced emissions, lower costs and enhanced safety performance.”
“We continued to structurally drive out costs, achieving almost a 60% reduction in adjusted SG&A as compared to the first quarter of 2020,” said Kenny Pucheu, Chief Financial Officer of NexTier. “We exited the year armed with $276 million of cash, ahead of our commitment at the beginning of the year, reflecting our vigilance around cost control and capital efficiency. Additionally, we continue to challenge our team to drive efficiency and returns, including advancing our initiatives to expand work scope with integrated logistics and the recently launched Power Solutions business.”
“After reaching a trough around mid-year, market activity rebounded in the third quarter and into the fourth quarter, driving a more than 30% sequential increase in revenue with positive adjusted EBITDA and margin incrementals,” added Mr. Drummond. “Because of our leading service quality and market readiness program, we have nearly tripled deployed fleets since late June with minimal start-up costs and record safety and operational performance. Looking ahead, we anticipate a more constructive supply and demand balance and improved calendar efficiency as global demand, and call on U.S. shale, returns, setting the stage for a more favorable earnings climate in the second half of 2021 and beyond.”
Fourth Quarter 2020 Financial Results
Revenue totaled $215.1 million in the fourth quarter of 2020, compared to $163.7 million in the third quarter of 2020. The sequential increase was primarily driven by increased activity growth across all of our product and service lines, as well as continued strong operational performance, which was partially offset by continued inefficiencies in calendar utilization.
Net loss totaled $60.2 million, or $0.28 per diluted share, in the fourth quarter of 2020, compared to $102.4 million, or $0.48 per diluted share in the third quarter of 2020. Adjusted net loss(1) totaled $63.6 million, or $0.30 per diluted share, in the fourth quarter of 2020, compared to Adjusted net loss of $82.0 million, or $0.38 per diluted share, in the third quarter of 2020.

Selling, general and administrative expense (“SG&A”) totaled $23.7 million in the fourth quarter of 2020, compared to SG&A of $25.5 million in the third quarter of 2020. Adjusted SG&A(1) totaled $20.6 million in the fourth quarter of 2020, compared to Adjusted SG&A of $19.8 million in the third quarter of 2020.
Adjusted EBITDA totaled $7.7 million in the fourth quarter of 2020, compared to Adjusted EBITDA of $(2.4) million in the third quarter of 2020.
Fourth Quarter 2020 Management Adjustments
Adjusted EBITDA for the fourth quarter includes management net gain adjustments of approximately $3.4 million, consisting primarily of a $6.0 million non-cash gain on a financial investment, $1.0 million gain from merger and integration related settlements, $0.6 million for an accounting gain associated with a make-whole provision on the Basic notes received as part of the Well Support Services divestiture in March, $0.7 million realized net gain from market-driven settlements, partially offset by $4.7 million of non-cash stock compensation expense.

Completion Services
Revenue in our Completion Services segment totaled $200.5 million in the fourth quarter of 2020, compared to $154.0 million in the third quarter of 2020. The sequential increase was primarily from continued higher levels of activity that we began to experience in the third quarter, coupled with strong operational efficiencies, partially offset by calendar gaps as we ended the quarter. Adjusted Gross Profit totaled $23.6 million in the fourth quarter of 2020, compared to $15.1 million in the third quarter of 2020. Net loss totaled $33.5 million in the fourth quarter of 2020, compared to net loss of $50.9 million in the third quarter of 2020.
The Company had an average of 14 fully-utilized fracturing fleets in the fourth quarter of 2020, and exited the fourth quarter of 2020 with 15 fully-utilized and 18 deployed fleets. When taking only fracturing and integrated wireline into account, annualized Adjusted Gross Profit per fully-utilized fracturing fleet totaled $6.2 million in the fourth quarter of 2020, compared to $5.5 million in the third quarter of 2020.
Well Construction and Intervention Services
Revenue in our Well Construction and Intervention (“WC&I”) Services segment, totaled $14.6 million in the fourth quarter of 2020, compared to $9.7 million in the third quarter of 2020. The sequential increase was primarily driven by increased activity and market share growth in focused basins. Adjusted Gross Profit totaled $0.9 million in the fourth quarter of 2020, compared to Adjusted Gross Loss of $0.8 million in the third quarter of 2020. Net loss totaled $2.3 million in the fourth quarter of 2020, compared to net loss of $4.0 million in the third quarter of 2020.
Balance Sheet and Capital
Total debt outstanding as of December 31, 2020 totaled $335.5 million, net of debt discounts and deferred finance costs and excluding lease obligations. As of December 31, 2020, total available liquidity was $349.5 million, comprised of cash of $276.0 million, and $73.5 million of available borrowing capacity under our asset-based credit facility.
Total cash used in operations was $13.8 million and cash used in investing activities was $12.5 million, resulting in a cash use of $26.3 million in the fourth quarter of 2020. Excluding cash used for merger and integration related costs of $2.4 million, and net proceeds from market-driven cash settlements of $1.5 million, Adjusted free cash flow use(1) totaled $25.4 million in the fourth quarter of 2020.
Outlook
For the first quarter of 2021, taking into account the expected impact of current inclement weather conditions in areas constituting a majority of our operations, NexTier expects to realize 18 deployed and 15 fully-utilized fleets. Based on this, and combined with continued pricing and calendar pressures, NexTier anticipates a sequential increase in revenue of between 5% and 10% and Adjusted EBITDA in the range of $5 to $10 million. NexTier expects capital expenditures for the first half of 2021 to include $25 million to $30 million of strategic investments comprised primarily of continued ESG focused investments in gas powered equipment and the Company’s Power Solutions business. Additionally, NexTier expects capital expenditures for the first half of 2021 to include maintenance capex of $3 million per fleet and a total of approximately $3 million for the remaining product and service lines.
Coronavirus Monitoring and Planning
The Company is monitoring the spread and impact of the coronavirus closely, and is implementing measures in accordance with local directives, as well as internal policies, to protect employees and limit business interruption. These measures include restriction on travel and employee contact in certain regions, employee education, enhanced customer and supplier communication, alternative sourcing, and other measures. The Company continues to assess its mitigation plans for further and prolonged impact from the coronavirus. Additional information on the Company’s response to the coronavirus can be found in its periodic reports that are filed with the Securities and Exchange Commission.

Conference Call Information
On February 16, 2021, NexTier will hold a conference call for investors at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to discuss fourth quarter and full-year 2020 financial and operating results. Hosting the call will be management of NexTier, including Robert Drummond, President and Chief Executive Officer and Kenny Pucheu, Executive Vice President and Chief Financial Officer. The call can be accessed via a live webcast accessible on the IR Event Calendar page in the Investor Relations section of our website at www.nextierofs.com or live over the telephone by dialing (855) 560-2574, or for international callers, (412) 542-4160. A replay will be available shortly after the call and can be accessed by dialing (877) 344-7529, or for international callers, (412) 317-0088. The passcode for the replay is 10151821. The replay will be available until February 23, 2021. An archive of the webcast will be available shortly after the call on our website at www.nextierofs.com for twelve months following the call.
About NexTier Oilfield Solutions
Headquartered in Houston, Texas, NexTier is an industry-leading U.S. land oilfield service company, with a diverse set of well completion and production services across the most active and demanding basins. Our integrated solutions approach delivers efficiency today, and our ongoing commitment to innovation helps our customers better address what is coming next. NexTier is differentiated through four points of distinction, including safety performance, efficiency, partnership and innovation. At NexTier, we believe in living our core values from the basin to the boardroom, and helping customers win by safely unlocking affordable, reliable and plentiful sources of energy.

(1)Non-GAAP Financial Measures. The Company has included in this press release or discussed on the conference call described above certain non-GAAP financial measures, some of which are calculated on segment basis or product line basis. These measurements provide supplemental information which the Company believes is useful to analysts and investors to evaluate its ongoing results of operations, when considered alongside GAAP measures such as net income and operating income.

Non-GAAP financial measures include Adjusted EBITDA, Adjusted Gross Profit, Adjusted Net Income (loss), free cash flow, Adjusted free cash flow, Adjusted SG&A, annualized Adjusted gross profit per fully-utilized fracturing fleet, and Adjusted EBITDA decremental. These non-GAAP financial measures exclude the financial impact of items management does not consider in assessing the Company’s ongoing operating performance, and thereby facilitate review of the Company’s operating performance on a period-to-period basis. Other companies may have different capital structures, and comparability to the Company’s results of operations may be impacted by the effects of acquisition accounting on its depreciation and amortization. As a result of the effects of these factors and factors specific to other companies, the Company believes Adjusted EBITDA, Adjusted Gross Profit, Adjusted SG&A, Adjusted Net Income(loss) and Adjusted EBITDA decremental provide helpful information to analysts and investors to facilitate a comparison of its operating performance to that of other companies. The Company believes free cash flow and Adjusted free cash flow is important to investors in that it provides a useful measure to assess management's effectiveness in the areas of profitability and capital management. Annualized Gross Profit per fully-utilized fracturing fleet is used to evaluate the operating performance of the business line for comparable periods, and the Company believes it is important as an indicator of operating performance of our fracturing and integrated wireline product line because it excludes the effects of the capital structure and certain non-cash items from the product line’s operating results. For a reconciliation of these non-GAAP measures, please see the tables at the end of this press release.

Non-GAAP Measure Definitions: Adjusted EBITDA is defined as net income (loss) adjusted to eliminate the impact of interest, income taxes, depreciation and amortization, along with certain items management does not consider in assessing ongoing performance. Adjusted Gross Profit is defined as revenue less cost of services, further adjusted to eliminate items in cost of services that management does not consider in assessing ongoing performance. Adjusted Gross Profit at the segment level is not considered to be a non-GAAP financial measure as it is our segment measure of profit or loss and is required to be disclosed under GAAP pursuant to ASC 280. Adjusted Net Income (Loss) is defined as net income (loss) plus the after-tax amount of merger/transaction-related costs and other non-routine items. Adjusted SG&A is defined as selling, general and administrative expenses adjusted for severance and business divestiture costs, merger/transaction-related costs, and other non-routine items. Free cash flow is defined as the net increase (decrease) in cash and cash equivalents before financing activities, including share repurchase activity. Adjusted free cash flow adjusts free cash flow for certain management adjustments. Annualized Adjusted Gross Profit per fully-utilized fleet, is a non-GAAP measure and is defined as (i) revenue less cost of services attributable to the fracturing and integrated wireline product line, further adjusted to eliminate items in cost of services that management does not consider in assessing ongoing performance for the fracturing and integrated wireline product line, (ii) divided by the fully-utilized fracturing and integrated wireline fleets (average deployed fleets multiplied by fleet utilization) per quarter, and then (iii) multiplied by four. Adjusted EBITDA decremental is calculated by dividing (i) the difference between third quarter Adjusted EBITDA and fourth quarter Adjusted EBITDA; by (ii) the difference between third quarter Revenue and fourth quarter Revenue.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1993, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. The words “believe,” “continue,” “could,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. Statements in this press release regarding the Company that are forward-looking, including projections as to the amount and timing of synergies from C&J merger and the Company’s 2020 guidance and outlook information, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the Company’s control. These factors and risks include, but are not limited to, (i) the competitive nature of the industry in which the Company conducts its business, including pricing pressures; (ii) the ability to meet rapid demand shifts; (iii) the impact of pipeline capacity constraints and adverse weather conditions in oil or gas producing regions; (iv) the ability to obtain or renew customer contracts and changes in customer requirements in the markets the Company serves; (v) the ability to identify, effect and integrate acquisitions, joint ventures or other transactions; (vi) the ability to protect and enforce intellectual property rights; (vii) the effect of environmental and other governmental regulations on the Company’s operations; (viii) the effect of a loss of, or interruption in operations of, one or more key suppliers, including resulting from product defects, recalls or suspensions; (ix) the variability of crude oil and natural gas commodity prices; (x) the market price and availability of materials or equipment; (xi) the ability to obtain permits, approvals and authorizations from governmental and third parties; (xii) the Company’s ability to employ a sufficient number of skilled and qualified workers to combat the operating hazards inherent in the Company’s industry; (xiii) fluctuations in the market price of the Company’s stock; (xiv) the level of, and obligations associated with, the Company’s indebtedness; (xv) the duration, impact and severity of the COVID-19 pandemic and the evolving response thereto, including the impact of social distancing, shelter-in-place, shutdowns of non-essential businesses and similar measures imposed or undertaken by governments, private businesses or others; and (xvi) other risk factors and additional information. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the effectiveness of the integration of C&J’s businesses into the Company and the ability to continue to achieve the anticipated synergies and value-creation contemplated in connection with the merger. For a more detailed discussion of such risks and other factors, see the Company’s filings with the Securities and Exchange Commission (the “SEC”), including under the heading “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in our subsequently filed Quarterly Report on Form 10-Q, both available on the SEC website or www.NexTierOFS.com. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates, to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.

Investor Contact:
Kenneth Pucheu
Executive Vice President - Chief Financial Officer
investors@nextierofs.com

Marc Silverberg
Partner (ICR)
marc.silverberg@icrinc.com

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, amounts in thousands, except per share data)

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020

Revenue	$215,054	$163,675	$196,227	$627,625
Operating costs and expenses:
Cost of services	191,511	150,066	178,771	512,226
Depreciation and amortization	67,400	73,570	75,260	85,821
Selling, general and administrative expenses	23,718	25,521	38,024	56,884
Merger and integration	(959)	7,288	14,028	12,182
Gain on disposal of assets	(2,519)	(3,027)	(953)	(7,962)
Impairment expense	—	2,681	—	34,327
Total operating costs and expenses	279,151	256,099	305,130	693,478
Operating loss	(64,097)	(92,424)	(108,903)	(65,853)
Other income (expense):
Other income (expense), net	7,819	(3,978)	2,259	416
Interest expense, net	(3,709)	(5,524)	(5,353)	(6,066)
Total other income (expense)	4,110	(9,502)	(3,094)	(5,650)
Loss before income taxes	(59,987)	(101,926)	(111,997)	(71,503)
Income tax expense	(219)	(507)	(491)	(253)
Net loss	(60,206)	(102,433)	(112,488)	(71,756)

Net loss per share: basic	$(0.28)	$(0.48)	$(0.53)	$(0.34)
Net loss per share: diluted	$(0.28)	$(0.48)	$(0.53)	$(0.34)

Weighted-average shares: basic	214,315	214,251	213,760	212,842
Weighted-average shares: diluted	214,315	214,251	213,760	212,842

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS & COMPREHENSIVE INCOME (LOSS)
(unaudited, amounts in thousands, except per share data)

Year Ended
December 31, 2020
Revenue	$1,202,581
Operating costs and expenses:
Cost of services	1,032,574
Depreciation and amortization	302,051
Selling, general and administrative expenses	144,147
Merger and integration	32,539
Gain on disposal of assets	(14,461)
Impairment expense	37,008
Total operating costs and expenses	1,533,858
Operating loss	(331,277)
Other income (expense):
Other income (expense), net	6,516
Interest expense, net	(20,652)
Total other income (expense)	(14,136)
Loss before income taxes	(345,413)
Income tax expense	(1,470)
Net loss	(346,883)
Other comprehensive loss:
Foreign currency translation adjustments	(241)
Hedging activities	(6,422)
Total comprehensive loss	$(353,546)

Net loss per share: basic	$(1.62)
Net loss per share: diluted	$(1.62)

Weighted-average shares: basic	213,795
Weighted-average shares: diluted	213,795

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, amounts in thousands)

	December 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$275,990	$255,015
Trade and other accounts receivable, net	122,584	350,765
Inventories, net	30,068	61,641
Assets held for sale	126	141
Prepaid and other current assets	58,011	20,492
Total current assets	486,779	688,054
Operating lease right-of-use assets	37,157	54,503
Finance lease right-of-use assets	1,132	9,511
Property and equipment, net	470,711	709,404
Goodwill	104,198	137,458
Intangible assets	51,182	55,021
Other noncurrent assets	6,729	10,956
Total assets	$1,157,888	$1,664,907
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$61,259	$115,251
Accrued expenses	134,230	234,895
Customer contract liabilities	266	60
Current maturities of operating lease liabilities	18,551	23,473
Current maturities of finance lease liabilities	606	4,594
Current maturities of long-term debt	2,252	2,311
Other current liabilities	2,993	5,610
Total current liabilities	220,157	386,194
Long-term operating lease liabilities, less current maturities	24,232	35,123
Long-term finance lease liabilities, less current maturities	504	4,844
Long-term debt, net of unamortized deferred financing costs and unamortized debt discount, less current maturities	333,288	335,312
Other non-current liabilities	22,419	16,662
Total non-current liabilities	380,443	391,941
Total liabilities	600,600	778,135
Stockholders’ equity:
Common stock	2,144	2,124
Paid-in capital in excess of par value	989,995	966,762
Retained deficit	(421,741)	(73,333)
Accumulated other comprehensive loss	(13,110)	(8,781)
Total stockholders’ equity	557,288	886,772
Total liabilities and stockholders’ equity	$1,157,888	$1,664,907

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
ADDITIONAL SELECTED FINANCIAL AND OPERATING DATA
(unaudited, amounts in thousands)

	Three Months Ended
	December 31, 2020	September 30, 2020
Completion Services:
Revenue	$200,450	$154,016
Cost of services	177,777	139,477
Depreciation, amortization, (gain) loss on sale of assets, and impairment	56,149	65,468
Net loss	(33,476)	(50,929)
Adjusted gross profit(1)	$23,600	$15,145

Well Construction and Intervention Services:
Revenue	$14,604	$9,659
Cost of services	13,734	10,589
Depreciation, amortization, (gain) loss on sale of assets, and impairment	3,199	3,093
Net loss	(2,329)	(4,023)
Adjusted gross profit (loss)(1)	$920	$(785)

(1)The Company uses Adjusted gross profit as its measure of profitability for segment reporting.

	Three Months Ended		Variance
	December 31, 2020	September 30, 2020
Completion Services:
Adjusted gross profit	$23,600	$15,145	$8,455
Revenue	$200,450	$154,016	$46,434

Adjusted gross profit incremental			18%

	Three Months Ended		Variance
	December 31, 2020	September 30, 2020
Well Construction and Intervention Services:
Adjusted gross profit (loss)	$920	$(785)	$1,705
Revenue	$14,604	$9,659	$4,945

Adjusted gross profit incremental			34%

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Three Months Ended
	December 31, 2020	September 30, 2020
Net loss	$(60,206)	$(102,433)
Interest expense, net	3,709	5,524
Income tax expense	219	507
Depreciation and amortization	67,400	73,570
EBITDA	$11,122	$(22,832)
Plus management adjustments:
Acquisition, integration and expansion(1)	(959)	7,288
Non-cash stock compensation(2)	4,675	4,748
Impairment of assets (5)	—	2,681
Market-driven costs(3)	(650)	1,422
Divestiture of business(4)	(617)	3,848
Unrealized gain on equity security investment	(6,000)	—
Other	111	430
Adjusted EBITDA	$7,682	$(2,415)

(1)    Represents transaction and integration costs related to the merger.
(2)    Represents non-cash amortization of equity awards issued under the Company’s Incentive Award Plan, excluding accelerations associated with market-driven costs or acquisition, integration, and expansion costs.
(3)    Represents market-driven severance and restructuring costs incurred as a result of significant declines in crude oil prices resulting from demand destruction from the COVID-19 pandemic and global oversupply.
(4)    Represents (increase)/decrease in fair value of the Basic notes and make-whole derivative received as part of the sale of the Well Support Services segment.
(5) Represents write-down in inventory carrying value down to its net realizable value.

	Three Months Ended		Variance
	December 31, 2020	September 30, 2020

Adjusted EBITDA	$7,682	$(2,415)	$10,097
Revenue	$215,054	$163,675	$51,379

Adjusted EBITDA incremental(1)			20%

(1)    Adjusted EBITDA incremental is calculated by dividing (i) the difference between third quarter Adjusted EBITDA and fourth quarter Adjusted EBITDA; by (ii) the difference between third quarter Revenue and fourth quarter Revenue.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

Year Ended
December 31, 2020
Net loss	$(346,883)
Interest expense, net	20,652
Income tax expense	1,470
Depreciation and amortization	302,051
EBITDA	$(22,710)
Plus management adjustments:
Acquisition, integration and expansion(1)	33,116
Non-cash stock compensation(2)	20,015
Impairment of assets (3)	37,008
Market-driven costs(4)	28,308
Divestiture of business(5)	(8,589)
Unrealized gain on equity security investment	(6,000)
Other	(2,172)
Adjusted EBITDA	$78,976

(1)    Represents transaction and integration costs related to the merger.
(2)    Represents non-cash amortization of equity awards issued under the Company’s Incentive Award Plan, excluding accelerations associated with market-driven costs or acquisition, integration, and expansion costs.
(3) Represents goodwill impairment and write-down of inventory carrying value down to its net realizable value.
(4)    Represents market-driven severance and restructuring costs incurred as a result of significant declines in crude oil prices resulting from demand destruction from the COVID-19 pandemic and global oversupply.
(5)    Represents net gain on the sale of Well Support Services segment and (increase)/decrease in fair value of the Basic notes and make-whole derivative received as part of the sale.

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

Three Months Ended December 31, 2020
Selling, general and administrative expenses	$23,718
Less management adjustments:
Non-cash stock compensation	(4,675)
Market-driven costs	1,627
Other	(111)
Adjusted selling, general and administrative	$20,559

Three Months Ended September 30, 2020
Selling, general and administrative expenses	$25,521
Less management adjustments:
Non-cash stock compensation	(4,748)
Market-driven costs	(671)
Other	(301)
Adjusted selling, general and administrative	$19,801

Three Months Ended March 31, 2020
Selling, general and administrative expenses	$56,884
Less management adjustments:
Non-cash stock compensation	(5,451)
Market-driven costs	(5,011)
Other	1,460
Adjusted selling, general and administrative	$47,882

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

	Three Months Ended December 31, 2020
	Completion Services	WC&I	Total
Revenue	$200,450	$14,604	$215,054
Cost of services	177,777	13,734	191,511
Gross profit (loss) excluding depreciation and amortization	22,673	870	23,543
Management adjustments associated with cost of services	927	50	977
Adjusted gross profit (loss)	$23,600	$920	$24,520

	Three Months Ended September 30, 2020
	Completion Services	WC&I	Total
Revenue	$154,016	$9,659	$163,675
Cost of services	139,477	10,589	150,066
Gross profit (loss) excluding depreciation and amortization	14,539	(930)	13,609
Management adjustments associated with cost of services	606	145	751
Adjusted gross profit (loss)	$15,145	$(785)	$14,360

Three Months Ended
December 31, 2020
Frac & Integrated Wireline
Revenue	$185,993
Cost of services	165,006
Gross profit excluding depreciation and amortization	20,987
Management adjustments associated with cost of services	856
Adjusted gross profit	$21,843

Average hydraulic fracturing fleets deployed	17
Fully-utilized hydraulic fracturing fleets	14
Annualized adjusted gross profit per fully-utilized fleet	$6,241

Three Months Ended
September 30, 2020
Frac & Integrated Wireline
Revenue	$141,331
Cost of services	126,705
Gross profit excluding depreciation and amortization	14,626
Management adjustments associated with cost of services	549
Adjusted gross profit	$15,175

Average hydraulic fracturing fleets deployed	13
Fully-utilized hydraulic fracturing fleets	11
Annualized adjusted gross profit per fully-utilized fleet	$5,518

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

Three Months Ended

December 31, 2020
Net cash provided (used) in operating activities	$(13,791)
Net cash used in investing activities	(12,535)
Free cash flow	(26,326)
Acquisition, integration and expansion(2)	2,424
Market-driven costs(2)	(1,493)
Adjusted free cash flow	$(25,395)

Three Months Ended

September 30, 2020
Net cash provided (used) by operating activities	$(27,738)
Net cash used in investing activities(1)	(3,397)
Free cash flow	(31,135)
Acquisition, integration and expansion(2)	7,373
Market-driven costs(2)	1,193
Adjusted free cash flow	$(22,569)

(1)    Excludes proceeds from the WSS working capital settlement.
(2) Acquisition, integration and expansion and market-driven costs in the reconciliation to Adjusted free cash flow differs from those included in the reconciliation to Adjusted EBITDA due to cash paid in the quarter related to management adjustments.

Three Months Ended
December 31, 2020
Net loss	$(60,206)
Plus management adjustments:
Acquisition, integration and expansion	(959)
Non-cash stock compensation	4,675
Impairment of assets	—
Market-driven costs	(650)
Divestiture of business	(617)
Financial investment	(6,000)
Other	111
Adjusted net loss	$(63,646)

Adjusted net loss per share, basic and diluted	$(0.30)

Weighted-average shares, basic and diluted	214,315

NEXTIER OILFIELD SOLUTIONS INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(unaudited, amounts in thousands)

Three Months Ended
September 30, 2020
Net loss	$(102,433)
Plus management adjustments:
Acquisition, integration and expansion	7,288
Non-cash stock compensation	4,748
Impairment of assets	2,681
Market-driven costs	1,422
Divestiture of business	3,848
Other	430
Adjusted net loss	$(82,016)

Adjusted net loss per share, basic and diluted	$(0.38)

Weighted-average shares, basic and diluted	214,251